SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (date of earliest event reported):  January 14, 1997

                                Hoenig Group Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                    0-19619            13-3625520
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     (State or Other Jurisdiction      (Commission       (IRS Employer
          of Incorporation             File Number)    Identification No.)

     Royal Executive Park, 4 International Drive Rye Brook, New York    10004
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     (Address of Principal Executive Offices)                        (Zip Code)

                                 (914) 935-9000
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                         Registrant's Telephone Number,
                               Including Area Code

                                        N/A
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           Former Name or Former Address, if Changed Since Last Report



          ITEM 5.   OTHER EVENTS.

                    On January 14, 1997, the Board of Directors of Hoenig Group Inc. (the "Company") declared a dividend dis-tribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on January 31, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Pre-ferred Stock, par value $0.01 per share (the "Preferred Stock"), at a Purchase Price of $18, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Compa-ny and Continental Stock Transfer & Trust Company, as Rights Agent.

                    Initially, the Rights will be attached to all Common Stock certificates representing shares then outstand-ing, and no separate Rights Certificates will be distribut-ed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten
          (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company, or (ii) ten (10) business days (or such later date as the Board shall determine) following the commence-ment of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any cer-tificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                    The Rights are not exercisable until the Distribu-tion Date and will expire at the close of business on Janu-ary 14, 2007, unless earlier redeemed or extended by the Company as described below.

                    As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                    In the event that a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock that the directors determine to be fair and adequate to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable follow-ing the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                    For example, at an exercise price of $18 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $36 worth of Common Stock (or other consideration, as noted above) for $18. Assuming that the Common Stock had a per share value of $6 at such time, the holder of each valid Right would be entitled to purchase 6 shares of Common Stock for $18.

                    In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding para-graph), or (ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquir-ing company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

                    At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (pay-able in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

                    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recog-nize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

                    Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, howev-er, that no amendment may be made at such time as the Rights are not redeemable.

                    The Rights Agreement, dated as of January 14, 1997, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights and including the form of the Certificate of Designa-tion, Preferences and Rights setting forth the terms of the Preferred Stock as an exhibit thereto, the press release announcing the declaration of the Rights and a form of letter to the Company's stockholders describing the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          4 Rights Agreement, dated as of January 14, 1997, between Hoenig Group Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, includ-ing all exhibits thereto, incorporated herein by reference to Exhibit 1 to the Company's Registra-tion Statement on Form 8-A dated January 21, 1997.

          20(a) Press Release of the Company dated January 14, 1997, incorporated herein by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A dated January 21, 1997.

          20(b) Form of letter to the Company's stockholders de-scribing the Rights, incorporated herein by refer-ence to Exhibit 3 to the Company's Registration Statement on Form 8-A dated January 21, 1997.


                                    SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                        Hoenig Group Inc.

          Date: January 17, 1997        By:/s/ Fredric P. Sapirstein
                                           Name:  Fredric P. Sapirstein
                                           Title: CEO & Chairman


                                     EXHIBIT INDEX


          Exhibit      Description                               Page

          4            Rights Agreement, dated as of Janu-       N/A
                       ary 14, 1997, between Hoenig Group
                       Inc. and Continental Stock Transfer
                       & Trust Company, as Rights Agent,
                       including all exhibits thereto,
                       incorporated herein by reference to
                       Exhibit 1 to the Company's Regis-
                       tration Statement on Form 8-A dated
                       January 21, 1997.

          20(a)        Press Release of the Company dated        N/A
                       January 14, 1997, incorporated
                       herein by reference to Exhibit 2 to
                       the Company's Registration State-
                       ment on Form 8-A dated January 21,
                       1997.

          20(b)        Form of letter to the Company's           N/A
                       stockholders describing the Rights,
                       incorporated herein by reference to
                       Exhibit 3 to the Company's Regis-
                       tration Statement on Form 8-A dated
                       January 21, 1997.